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EX-99.906CERT

I, James C. Robinson, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of The Munder @Vantage Fund (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:      /s/ James C. Robinson
         ---------------------
         James C. Robinson
         President and Principal Executive Officer

Date:    September 8, 2003

By:      /s/ Peter K. Hoglund
         --------------------
         Peter K. Hoglund
         Vice President and Principal Financial Officer

Date:    September 8, 2003





A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to The Munder @Vantage Fund and will be retained by The Munder @Vantage Fund and furnished to the Securities and Exchange Commission or its staff upon request.